Exhibit 99.1

NEWS RELEASE


CONTACT:
Bob Aronson
Director of Investor Relations
800-579-2302
(investorrelations@stagestoresinc.com)


FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FILING OF PLAN OF
REORGANIZATION AND DISCLOSURE STATEMENT

HOUSTON, TX, April 25, 2001- - Stage
Stores, Inc. and its wholly-owned
subsidiaries, Specialty Retailers, Inc. and
Specialty Retailers Inc. NV, today announced that they have filed a consolidated Plan of Reorganization and Disclosure Statement with the U.S. Bankruptcy Court for the Southern
District of Texas.  The Companies expect the
Bankruptcy Court to conduct a hearing on May
21, 2001 for the purpose of making a
determination as to the adequacy of the
Disclosure Statement.  Once approval is
received from the Bankruptcy Court, the
Companies will commence solicitation of votes from creditors for approval of the Plan of Reorganization.

Under the terms of the proposed Plan of
Reorganization, pre-petition unsecured
creditors will principally receive common stock in a reorganized holding company, Stage
Stores Inc., in settlement of their claims.
The holders of existing common stock of the Company will receive no distribution under the proposed Plan of Reorganization and it is anticipated that the existing shares of common stock will be cancelled. The reorganized
Stage Stores Inc. will continue to operate stores under the Stage, Bealls and Palais
Royal names.

The Company has focused intently over
the last year on identifying and operating its core store base of 347 stores located primarily in the south central states. Jim
Scarborough, Chief Executive Officer and
President, commented, "All of our associates have worked hard at restoring customer relationships. Recent operating results indicate we are regaining the customer's confidence with significant sales gains being achieved. We believe we have accomplished the goals we set forth in filing for Chapter 11 protection and believe the Plan of Reorganization will allow the Company to operate as a profitable entity going forward."

Stage Stores, Inc. brings nationally
recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates stores under the Stage, Bealls and Palais Royal names.

Any statements in this release that may
be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially.
These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.

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